UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2012 (January 25, 2012)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2012 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) was held on January 25, 2012. At the Annual Meeting, of the 41,425,878 shares outstanding and entitled to vote, 35,339,759 shares were represented, constituting an 85.3% quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:
Item 1:    All of the board’s nominees for director were elected to serve until the Company’s 2015 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Donald L. Correll	28,162,589	560,591	6,616,579
Rev. M. William Howard	28,099,057	611,284	6,616,579
J. Terry Strange	28,341,171	382,009	6,616,579
George R. Zoffinger	28,280,500	442,680	6,616,579

The terms of office of the following directors continued after the Annual Meeting: Lawrence R. Codey, Laurence M. Downes, Robert B. Evans, Alfred C. Koeppe, Jane M. Kenny and David A. Trice.

Item 2: The shareholders approved a non-binding advisory resolution approving the compensation of our named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
27,134,623	1,284,440	304,117	6,616,570

Item 3: The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012, was ratified by the shareholders, by the votes set forth in the table

For	Against	Abstain	Broker Non-Votes
34,991,720	266,130	81,909	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: January 26, 2012
By: /s/ Glenn C. Lockwood
Glenn C. Lockwood Executive Vice President and Chief Financial Officer